Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 25, 2008, relating to the financial statements and financial highlights which appear in the February 29, 2008 Annual Reports to Shareholders of Columbia Convertible Securities Fund, Columbia Large Cap Value Fund, Columbia Mid Cap Value Fund, Columbia Small Cap Value Fund II, Columbia Marsico 21st Century Fund, Columbia Marsico International Opportunities Fund, Columbia Multi-Advisor International Equity Fund, Columbia Global Value Fund, Columbia Large Cap Index Fund, Columbia Large Cap Enhanced Core Fund, Columbia Small Cap Index Fund, Columbia Mid Cap Index Fund, Columbia International Value Fund, Columbia Small Cap Growth Fund II, Columbia Large Cap Core Fund, Columbia Marsico Growth Fund and Columbia Marsico Focused Equities Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2008